                                   EXHIBIT 4

                             JOINT FILING AGREEMENT


         We, the undersigned, hereby express our agreement that the attached
Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.



                                       BB BIOTECH AG

Date:  February 9, 1998           By: /s/ Hans-Joerg Graf
                                     -------------------------
                                  Name: Hans-Joerg Graf
                                       -----------------------

Date:  February 9, 1998           By: /s/ Dr. Victor Bischoff
                                     -------------------------
                                  Name: Dr. Victor Bischoff
                                       -----------------------


                                       BIOTECH TARGET, S.A.

Date:  February 9, 1998           By: /s/ Dr. Andreas Bremer
                                     -------------------------
                                  Name: Dr. Andreas Bremer
                                       -----------------------

Date:  February 9, 1998           By: /s/ Dr. Anders Hove
                                     -------------------------
                                  Name: Dr. Anders Hove
                                       -----------------------





                             (Page 13 of Pages 13)